Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors

Sigma Labs, Inc.

Santa Fe, New Mexico

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sigma Labs, Inc. of our report dated March 31, 2017 relating to our audit of the consolidated financial statements of Sigma Labs, Inc. as of December 31, 2016, which report is included in the Annual Report on Form 10-K of Sigma Labs, Inc. for the year ended December 31, 2017.

/s/ PRITCHETT, SILER & HARDY, P.C.

PRITCHETT, SILER & HARDY, P.C.

Farmington, Utah

November 30, 2018